Investor Presentation June 2017 Fiscal year 2017 Full year and Fourth quarter Exhibit 99.1

Disclaimer 1 Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses in the following information Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors (i) evaluate each adjustment in our reconciliation of revenue to Revenue Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Fiscal 2018 Full Year Outlook” on slide 17, reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2018. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results.

differentiated model which has delivered exceptional returns Diversified client and contract base Delivering near- and long-term value as a result of industry leading organic growth combined Key investment themes

A leader with a proud history Company Overview We are a global firm of approximately 23,300 diverse, passionate, and exceptional people driven to excel, do right, and realize positive change in everything we do. We bring bold thinking and a desire to be the best in our work in consulting, analytics, digital solutions, engineering, and cyber and with industries ranging from defense to health, energy, and international development. Over 100 years in business HQ in McLean, VA 97% of FY17 revenue derived from government agencies, including Department of Defense, Department of Homeland Security, and the U.S. Armed Forces Key client relationships at a high level of the U.S. Government Approximately 4,800 contracts and task orders; 91% of our FY17 revenue is derived from engagements on which we acted as the prime contractor Unique organization and culture Built on collaboration One P&L and single bonus pool for partners, vice presidents, principals, and senior associates Equity incentives broadly distributed to leadership to ensure long-term success and alignment with shareholders Approximately 70% of staff with security clearances

COMPANY HISTORY



Founded by Edwin Booz in Chicago
Advisor to Chrysler ensuring a successful recovery with support of government lending
Supported GSA in overhauling its telecommunications network (largest contract to date at that time at $620M)
Spin-off of commercial consulting business; Carlyle becomes majority shareholder
Acquired Defense Systems Engineering & Support
Support DoD GTMP to strengthen national security interests and protect U.S. Armed Forces (largest contract to date at $937M)
Acquired digital service business Aquilent
1914
1940
1949
1966
1987
1992
1996
2001
2008
2010
2012
2013
2014
2015
2016
2017
Hired to help U.S. Navy prepare for WWII
Began serving the U.S. Army
Engaged by NFL to assist with the merger of the AFL and NFL
Received NASA space station contract (first contract over $100M)
Engaged as key contractor supporting the creation of DHS
Initial Public Offering
Launched the Vision 2020 Strategy
Opened Innovation Center in Washington, DC
Carlyle completes ownership exit

With over 75 years of industry leadership, Booz Allen is one of the most respected names in government contracting

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History of revenue growth Note: All years represent FYE March 31. FY96 through FY05 revenue is based on revenue derived directly from Booz Allen’s accounting system (JAMIS). FY06 and later revenue is based on revenue derived directly from Booz Allen’s consolidated financial statements, which have been audited and prepared in accordance with GAAP.

High-Quality and Diversified Contract Portfolio Access to a large portfolio of contract vehicles allows Booz Allen to provide services to a broad customer base, minimizing volatility Diversified revenue base—delivered on over 4,800 U.S. government contracts and task orders in FY17 Largest definite contract accounted for 2.8% of FY17 revenue 76% of FY17 revenue was derived from over 3,900 active task orders under indefinite delivery, indefinite quantity (IDIQ) contract vehicles Largest task order under an IDIQ contract: 2.7% (1) Largest IDIQ contract vehicle represented 5.5% of FY17 revenue Contract mix Note: Based on FY17 results. Win rate (1) High concentration as a prime contractor provides significant direct contact with our clients’ senior leaders, which in turn allows us to develop unique insights in understanding their needs and serving as their strategic partner Prime/Sub

Diversified client base Commercial: Financial Services, Utilities, Energy, Retail, Manufacturing, Healthcare International: Middle East, North Africa Region, and Select Asian Markets GLOBAL COMMERCIAL (2.6%) U.S. Intelligence Agencies: National Security Agency, National Geospatial-Intelligence Agency, National Reconnaissance Office, Other Classified Clients Military Intelligence Agencies: Defense Intelligence Agency, Service Intelligence Centers, Intelligence Surveillance Reconnaissance Units INTEL (23.1%) CIVIL (27.7%) Air Force Army Joint Combatant Commands Navy/Marine Corps DEFENSE (46.6%) FY16 Homeland Security Health & Human Services Veterans Affairs Treasury Justice Revenue by Market FY17 Note: Client listing includes significant clients based on revenue, but the lists are not all inclusive.

Strong Backlog Provides Revenue Visibility Booz Allen Backlog (1) Record backlog achieved in FY17, with growth in all categories ($ in billions) FY13 backlog excludes backlog gained in the BES acquisition.

SERVICE OFFERINGS

Consulting focuses on the talent and expertise needed to solve client problems and develop mission-oriented solutions.

Analytics focuses on delivering transformational solutions in both traditional areas, such as decision analytics, and new or emerging areas, like data science.

Digital Solutions focuses on data-driven, statistical processes to improve the quality of software development work for clients.

Engineering delivers in-depth technical solutions to our clients' most challenging problems with core capabilities in command, communications, and intelligence, among others.

Cyber focuses on prevention, which includes abilities to secure platforms and enterprises against cyber attack and detection.



Consulting
Data Science & Machine Intelligence
Analytics
Digital Solutions Network
Digital Solutions
Directed Energy
Engineering
Cyber Futures
Cyber

Data Science & Machine Intelligence offers cutting-edge analytics solutions across our entire client set. Using our large set of data science experts and products, we help clients use and think differently about their data.

Digital Solutions Network helps clients modernize and transform their missions through the open integration and reuse of digital capabilities across the enterprise.

Directed Energy technologies use high-energy lasers or high-powered microwaves to efficiently disrupt or damage targets with non-kinetic, speed-of-light engagement.

Cyber Futures develops differentiated cyber solutions and disruptive business models to address emerging threats and vulnerabilities against clients' emerging, expanding digital enterprise.

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Key areas of differentiation We attribute our business and financial success to five key features Our culture Our purpose, as a firm, is to empower people to change the world, and we are committed to our employees Our strategy Successful execution of Vision 2020 reflects our ability to reinvent ourselves Our channels Our mature, large-scale channels enable us to shape future growth Our ability to integrate We merge our consulting expertise with advanced technical capabilities and mission knowledge to create integrated capabilities Our agility We anticipate the needs of the market and quickly move capabilities and talent to respond to client demands

Our growth strategy Key Elements Moving closer to the center of our clients’ core mission Increasing the technical content of our work Attracting and retaining superior talent in diverse areas of expertise Leveraging innovation to deliver complex, differentiated, end-to-end solutions Creating a broad network of external partners and alliances Expanding into commercial and international markets Our vision 2020 strategy is in its fifth year of implementation

Client mission support Case studies Global Threat Mitigation Program (GTMP) The nature of the 21st century physical and cybersecurity threats facing the US continues to evolve GTMP is a program to better share threat assessments, best practices and lessons learned to help ensure that our forces and those of our partner nations are well prepared to respond Booz Allen is supporting GTMP with threat identification and assessments and then provides training and expertise to combat these global threats Through our work, we build synergies, drive efficiencies, lower costs, and enhance collaboration and innovation Our agile teams have the ability to integrate, as they work with different partners across interrelated areas Our culture of collaboration is also important as we collaborate on best practices and share lessons learned with GTMP partners across tasks, organizations, and geographies Our innovative contributions at GTMP are creating tangible results that help nations be better prepared to combat emerging and evolving threats

Client mission support Case studies Department of Veterans Affairs (VA) For over 60 years, Booz Allen has supported the Department of Veterans Affairs in serving the needs of America’s veterans – We’ve supported virtually every department of the VA, visiting every hospital and VA work location Our most recent experience is in modernizing VA IT systems, infrastructure and overall user experience for the delivery of benefits and services Booz Allen’s ability to integrate our technology expertise with our consulting culture allows us to serve as trusted advisors to the VA We believe that through our high-quality delivery, we are an essential partner of the VA in serving the needs of our nation’s veterans Where others have tried and failed, Booz Allen delivers success for veterans through a number of integrated programs including: Automating the process for how veterans receive their benefits Transforming the way veterans interact with and communicate with the VA Creating an infrastructure where veterans and caregivers connect to mobile applications at any time We believe this work represents a quantum step forward for the VA and Booz Allen

Client mission support Case studies Platform Cyber Our capabilities are the result of deep roots in Defense and Intel Community Today, our cyber capabilities span: Enterprise technology Operational technology (Platforms) including vehicles, critical infrastructure, weapon systems, satellites, and health care devices In the federal space, there has been a new wave of attention and funding Civil agencies are more focused on it – as an example, we hold the Continuous Diagnostics and Mitigation (CDM) contract with DHS Presidential Executive Order last month With transition to operational technology, the client set changes – from one that is traditionally overhead, to a broader set of mission-focused and revenue-focused clients who manage the extended enterprise Booz Allen’s differentiation results from our knowledge of the threats and our understanding of the products, which allows us to fuse mission knowledge, services, and products to create a web that anticipates and protects against threats

Year to date Fourth quarter Revenue $5.8 billion 7.4% Increase $1.6 billion 11.1% Increase Revenue, Excluding Billable Expenses $4.1 billion 4.1% Increase $1.1 billion 9.2% Increase Net Income $252.5 million 14.2% Decrease $66.3 million 1.1% Increase Adjusted Net Income $262.4 million 6.5% Increase $67.3 million 9.8% Increase Adjusted EBITDA $547.1 million 8.1% Increase $145.1 million 21.5% Increase Diluted EPS $1.67 13.9% Decrease $0.44 2.3% Increase Adjusted Diluted EPS $1.75 6.1% Increase $0.45 9.8% Increase Total Backlog $13.6 billion 15.1% Increase Key financial results Fiscal year 2017 results Comparisons are to prior fiscal year period 12

Capital structure and deployment We are committed to creating near- and long-term value for investors Through revenue growth, operational excellence and effective capital deployment Fiscal Year 2017 Deployment Aquilent (1)$250M Repurchase of 1.6M shares (2)$56.5M ($255M remaining authorization) Dividends$93M Recent Debt Actions Term Loan B repricing reduced interest rate spread by 50 bps Forward starting swap (April 6, 2017 execution) fixes LIBOR at 1.998% on an aggregate of $300M of outstanding debt under credit agreement (effective date: 4/30/18; maturity date: 6/30/21) Forward starting swap (May 24, 2017 execution) fixes LIBOR at 1.963% on an aggregate of $150M of outstanding debt under credit agreement and extends maturity one year beyond first swap tranche to June 2022 (effective date: 4/30/18; maturity date: 6/30/22) $350M Bond offering at 5.125% due in 2025 Approximately 42% of debt is now at fixed rates Capital Generation and Deployment Strong Cash Generation EBITDA growth generates incremental borrowing capacity Target of deploying at least 100% of Free Cash Flow for acquisitions and/or to be returned to shareholders in the form of share repurchases and dividends Represents the cash purchase price paid in connection with our acquisition of eGov Holdings Inc. (d/b/a Aquilent) in January 2017. Includes 0.3M withhold-to-cover shares financial OUTLOOK Guidance as provided on May 22, 2017 Full Fiscal Year 2018 Estimated Weighted Average Diluted Share Count of 149.5 million shares, which excludes the impact of any potential FY18 share repurchase activities Assumes an effective tax rate in the range of 39% to 40% FISCAL 2018 FULL YEAR Outlook (1) Revenue Growth in the Range of Four to Seven Percent Diluted EPS (2)(3) $1.76 - $1.86 Adjusted Diluted EPS (2)(3) $1.79 - $1.89

Appendix

Adjusted ebitda margin trends Adj. EBITDA Margin (%) Fiscal Year EBITDA Margin 2017 9.4% 2016 9.4% 2015 9.9% 2014 9.7%

Capturing opportunities ...in an improving market We are winning and executing work that is at the core of our clients’ most critical missions We are being recognized as an Essential Partner to our clients Our pipeline remains healthy and we continue to see demand across our business Quarterly book to bill trend Note: 3Q13 Book to Bill excludes the addition of backlog gained in the BES acquisition

Non-gaap financial information “Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. "Adjusted Operating Income" represents operating income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by the Carlyle Group, and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. "Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. “Adjusted EBITDA Margin” is calculated as Adjusted EBITDA divided by revenue. Booz Allen prepares Adjusted EBITDA and Adjusted EBITDA Margin to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. "Adjusted Net Income" represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by the Carlyle Group, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, and (iv) release of income tax reserves, in each case net of the tax effect where appropriate calculated using an assumed marginal tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the financial statements. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property and equipment.

Non-gaap financial information (a) Reflects amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group. (b) Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 13, 2016. (c) Reflects the combination of Interest Expense and Other income (expense), net from the consolidated income statement. (d) Release of pre-acquisition income tax reserves assumed by the Company in connection with the acquisition of our Company by The Carlyle Group. (e) Reflects tax effect of adjustments at an assumed marginal tax rate of 40%. (f) Excludes an adjustment of approximately $0.6 million and $2.3 million of net earnings for the three and twelve months ended March 31, 2017, respectively, and excludes an adjustment of approximately $0.8 million and $3.5 million of net earnings for the three and twelve months ended March 31, 2016, respectively, associated with the application of the two-class method for computing diluted earnings per share.

Shareholder and stock information Booz allen Hamilton holding corporation’s class a common stock began trading on the new York stock exchange (nyse) on Nov 17, 2010 Fiscal Year – Booz Allen Hamilton Holding Corporation’s fiscal year starts April 1 and ends March 31 Share Price Information – Booz Allen Hamilton Holding Corporation’s Class A common stock is listed on the NYSE under ticker symbol BAH. The weighted average number of diluted shares outstanding for the fiscal year ended March 31, 2017 was 150,274,640. Share price information can be found at investors.boozallen.com Company News – Information about Booz Allen Hamilton Holding Corporation and its principal operating subsidiary, Booz Allen Hamilton Inc., including archived news releases and SEC filings, is available from its website at www.boozallen.com. Booz Allen’s earnings conference calls and other significant investor events are posted when they occur State of Incorporation – Booz Allen Hamilton Holding Corporation is incorporated in Delaware Employee Stock Plan Equity Incentive Plans – Booz Allen believes that its executives should hold equity to align their interests to those of its stockholders, and, accordingly, long-term equity compensation is an important component of its compensation program Employee Stock Purchase Plan (ESPP) – Booz Allen currently has an employer-sponsored program that allows employees to make planned periodic purchases of shares of Booz Allen’s Class A common stock Annual Stockholder Meeting – Stockholders were invited to attend Booz Allen’s FY16 annual meeting on July 28, 2016 at the McLean headquarters. At the annual meeting, stockholders voted upon the matters set forth in the notice of meeting, including the election of certain directors and ratification of the appointment of E&Y as our independent registered public accounting firm for FY17. Holders of Class A common stock on the record date were entitled to vote at the annual meeting.

SHAREHOLDER AND STOCK INFORMATION (CONTINUED)

Dividends – Booz Allen has utilized distributions (recurring and special dividends) as part of its capital deployment strategy. However, the actual declaration of any such future dividends and the establishment of the per share amount, record dates, and payment dates for any such future dividends are subject to the discretion of the Board, which will take into consideration future earnings, cash flows, financial requirements, and other factors. Please visit investors.boozallen.com/dividends.cfm for more information regarding prior distributions

- Regular: The firm has issued regular dividends each quarter since FY12 and has increased the dividend periodically when deemed appropriate. A history of past dividend increases is below:

Action	Record Date	Payable Date	Amount Increase	Dividend Amount
Establish regular dividend	2/13/2012	2/29/2012	N/A	$0.09
Increase	6/10/2013	6/28/2013	$0.01	$0.10
Increase	6/10/2014	6/30/2014	$0.01	$0.11
Increase	2/10/2015	2/27/2015	$0.02	$0.13
Increase	2/10/2016	2/29/2016	$0.02	$0.15
Increase	2/10/2017	2/28/2017	$0.02	$0.17

- Special: When deemed appropriate, the firm has also issued special dividends from time to time. The table below lists the details of declared special dividends since the IPO:

Record Date	Payable Date	Dividend Amount
6/11/2012	6/29/2012	$1.50
8/15/2012	8/31/2012	$6.50
11/11/2013	11/29/2013	$1.00
2/10/2014	2/28/2014	$1.00
8/11/2014	8/29/2014	$1.00

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SHAREHOLDER AND STOCK INFORMATION (CONTINUED)

- Transfer Agent & Registrar
  - Computershare www.computershare.com/investor/
  - P.O. Box 30170
  - College Station, TX 77842-3170
  - Phone: 866-390-3908
  - Computershare maintains records for registered stockholders and provides stockholder services at no charge, including:
    - Change of name or address
    - Consolidation of accounts
    - Duplicate mailings
    - Lost stock certificates
    - Transfer of stock to another person
    - Additional administrative services
- Independent Registered Public Accounting Firm – Ernst & Young LP – McLean, VA
- Leadership Team
  - Horacio D. Rozanski – President and CEO
  - Lloyd Howell – Executive Vice President and CFO
  - Karen Dahut – Executive Vice President
  - Nancy Laben – Executive Vice President, Chief Legal Officer and Secretary
  - Joseph Logue – Executive Vice President
  - Susan Penfield – Executive Vice President
  - Joseph Mahaffee – Executive Vice President, Chief Administrative Officer
  - Betty Thompson – Executive Vice President
- Board of Directors
  - Dr. Ralph W. Shrader – Chairman
  - Joan Lordi C. Amble – Independent
  - Melody Barnes – Independent
  - Peter Clare – Independent
  - Ian Fujiyama – Independent
  - Mark Gaumond – Independent
  - Arthur E. Johnson – Independent
  - Gretchen W. McClain – Independent
  - Philip A. Odeen – Independent
  - Charles O. Rossotti – Independent
  - Horacio D. Rozanski – President and CEO

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Shareholder and stock information (continued) Website: investors.boozallen.com Contact Information Investor Relations Curt Riggle Vice President of Investor Relations 703-377-5332 Riggle_Curt@bah.com Media James Fisher Principal, Media Relations 703-377-7595 Fisher_James_W@bah.com Corporate Governance Nancy Laben Executive Vice President, Chief Legal Officer and Secretary 703-377-9042 Laben_Nancy@bah.com

Financial and operational highlights a All interim periods reflect unaudited numbers while annual numbers are audited. b Basic and diluted weighted average shares outstanding and earnings per common share amounts are calculated using the two-class method. c Excel available on investors.boozallen.com Condensed consolidated statement of operations (A), (c)

Financial and operational highlights Unaudited non-gaap financial information (g) a The use and definition of Non-GAAP financial measurements can be found on slide 21. b Reflects amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group. c Fiscal 2017 reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 13, 2016. Fiscal 2015 reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on May 7, 2014. d Release of pre-acquisition income tax reserves assumed by the Company in connection with the acquisition of our Company by The Carlyle Group. e Reflects tax effect of adjustments at an assumed marginal tax rate of 40%. f Excludes adjustments to net earnings associated with the application of the two-class method for computing diluted earnings per share. g Excel available on investors.boozallen.com.

FINANCIAL AND OPERATIONAL HIGHLIGHTS

UNAUDITED NON-GAAP FINANCIAL INFORMATION FOR FY08-FY17 (H)

$ in thousands, except for shares and per share data	FY2008	Proforma FY2009	FY2010	FY2011	FY2012	FY2013	FY2014	FY2015	FY2016	FY2017
Revenue, Excluding Billable Expenses										
Revenue								$ 5,274,770	$ 5,405,738	$ 5,804,284
Billable Expenses								1,406,527	1,513,083	1,751,077
Revenue, Excluding Billable Expenses								$ 3,868,243	$ 3,892,655	$ 4,053,207
Adjusted Operating Income										
Operating income		$ 66,401	$ 199,554	$ 319,444	$ 387,432	$ 446,234	$ 460,611	$ 458,822	$ 444,584	$ 484,247
Certain stock-based compensation expense		82,019	68,517	39,947	14,241	5,868	1,094	—	—	—
Amortization of intangible assets (b)		3,077	40,597	28,641	16,364	12,510	8,450	4,225	4,225	4,225
Net restructuring charge (g)		57,833	—	—	11,182	—	—	—	—	—
Purchase accounting adjustments		—	1,074	—	—	—	—	—	—	—
Transaction expenses		—	3,415	4,448	—	2,725	—	2,039	—	3,354
Adjusted Operating Income		$ 209,330	$ 313,157	$ 392,480	$ 429,219	$ 467,337	$ 470,155	$ 465,086	$ 448,809	$ 491,826
EBITDA & Adjusted EBITDA										
Net income	$ 17,874	$ (49,441)	$ 25,419	$ 84,694	$ 239,955	$ 219,058	$ 232,188	$ 232,569	$ 294,094	$ 252,490
Income tax expense (benefit)	62,693	(25,831)	23,575	43,370	103,919	149,253	148,599	153,349	85,368	159,410
Interest and other, net	1,808	141,673	150,560	191,380	43,558	77,923	79,824	72,904	65,122	72,347
Depreciation and amortization	33,079	106,335	95,763	80,603	75,205	74,009	72,327	62,660	61,536	59,544
EBITDA	115,454	172,736	295,317	400,047	462,637	520,243	532,938	521,482	506,120	543,791
Certain stock-based compensation expense	35,013	82,019	68,517	39,947	14,241	5,868	1,094	—	—	—
Net restructuring charge	—	—	—	—	11,182	—	—	—	—	—
Purchase accounting adjustments	—	3,077	1,074	—	—	—	—	—	—	—
Transaction expenses	5,301	19,512	3,415	4,448	—	2,725	—	2,039	—	3,354
Non-recurring items (loss for discontinued operations)	71,106	—	—	—	—	—	—	—	—	—
Adjusted EBITDA	$ 226,874	$ 277,344	$ 368,323	$ 444,442	$ 488,060	$ 528,836	$ 534,032	$ 523,521	$ 506,120	$ 547,145
Adjusted EBITDA Margin (%)	*6.3 %*	*6.4 %*	*7.2 %*	*7.9 %*	*8.3 %*	*9.2 %*	*9.7 %*	*9.9 %*	*9.4 %*	*9.4 %*
Adjusted Net Income										
Net income		$ (49,441)	$ 25,419	$ 84,694	$ 239,955	$ 219,058	$ 232,188	$ 232,569	$ 294,094	$ 252,490
Certain stock-based compensation expense		82,019	68,517	39,947	14,241	5,868	1,094	—	—	—
Net restructuring charge		—	—	—	11,182	—	—	—	—	—
Purchase accounting adjustments		3,077	1,074	—	—	—	—	—	—	—
Transaction expenses		—	3,415	20,948	—	2,725	—	2,039	—	3,354
Amortization of intangible assets (b)		57,833	40,597	28,641	16,364	12,510	8,450	4,225	4,225	4,225
Amortization or write-off of debt issuance				—						
costs and write-off of original issue discount		3,106	5,700	50,102	4,783	13,018	6,719	6,545	5,201	
Net gain on sale of state and local transportation business		—	—	—	(5,681)	—	—	—	—	—
Release of income tax reserves (d)		—	—	(10,966)	(35,022)	—	—	—	(53,301)	8,866
Adjustments for tax effect (e)		(58,414)	(47,721)	(55,855)	(18,628)	(13,649)	(6,505)	(5,124)	(3,770)	(6,578)
Adjusted Net Income		$ 38,180	$ 97,001	$ 157,511	$ 227,194	$ 239,530	$ 241,946	$ 240,254	$ 246,449	$ 262,357
Adjusted Diluted Earnings per Share										
Weighted-average number of diluted shares outstanding		105,695,340	116,228,380	127,448,700	140,812,012	144,854,724	148,681,074	150,375,531	149,719,137	150,274,640
Adjusted Net Income per Diluted Share (f)		$ 0.36	$ 0.83	$ 1.24	$ 1.61	$ 1.65	$ 1.63	$ 1.60	$ 1.65	$ 1.75
Free Cash Flow										
Net cash provided by operating activities		$ (6,217)	$ 270,484	$ 296,339	$ 360,046	$ 464,654	$ 332,718	$ 309,958	$ 249,234	$ 382,277
Less: Purchases of property and equipment		(46,149)	(49,271)	(88,784)	(76,925)	(33,113)	(20,905)	(36,041)	(66,635)	(53,919)
Free Cash Flow		$ (52,366)	$ 221,213	$ 207,555	$ 283,121	$ 431,541	$ 311,813	$ 273,917	$ 182,599	$ 328,358
Free Cash Flow to Adjusted Net Income Conversion Ratio		(1.4)	2.3	1.3	1.2	1.8	1.3	1.1	0.7	1.3

a The use and definition of Non-GAAP financial measurements can be found on slide 21.
b Reflects amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group.
c Reflects the gain on sale of our state and local transportation business, net of the associated tax benefit of $1.6 million
d Release of pre-acquisition income tax reserves assumed by the Company in connection with the acquisition of our Company by The Carlyle Group
e Reflects tax effect of adjustments at an assumed marginal tax rate of 40%.
f Excludes adjustments associated with the application of the two-class method for computing diluted earnings per share.
g Fiscal 2012 reflects restructuring charges of approximately $15.7 million incurred during the three months ended March 31, 2012, net of approximately $4.5 million of revenue recognized on recoverable expenses, associated with the cost of a restructuring plan to reduce certain personnel and infrastructure costs.
h Excel available on investors.boozallen.com.

29

Additional operating data (a), (d) Financial and operational highlights a All interim periods reflect unaudited numbers while annual numbers are audited. b Calculated as the change in total backlog during the relevant fiscal quarter plus the relevant fiscal quarter revenue, all divided by the relevant fiscal quarter revenue. c In Q4 FY2016 consulting staff headcount as of March 31, 2015 was adjusted to conform to the current quarter's internal realignment of certain personnel that are engaged in general corporate functions. d Excel available on investors.boozallen.com.

Financial and operational highlights a All interim periods reflect unaudited numbers while annual numbers are audited. b Cash flow numbers are on a year-to-date basis for all periods presented. c In Q4 FY2016 the Company adopted two Accounting Standards Updates issued by the Financial Accounting Standards Board. As a result, Q4 2015 amounts have been reclassified to conform to the current presentation. d Excel available on investors.boozallen.com. Other Key Financial Metrics (a), (d)